SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                              _____________________

                                     FORM 8-K

                                  CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported):  June 30, 1997

                               JP FOODSERVICE, INC.
              (Exact name of registrant as specified in its charter)

              Delaware                0-24954            52-1634568
      (State of Incorporation)   (Commission File      (IRS Employer
                                  Number)              Identification
                                                       Number)

       9830 Patuxent Woods Drive
          Columbia, Maryland                                21046
      (Address of principal executive offices)           (Zip Code)


      Registrant's telephone number, including area code:  (410) 312-7100







         Item 5.   Other Events.

                   On June 30, 1997, JP Foodservice, Inc., a Delaware corporation (the "Company"), and Hudson Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Com-pany ("Acquisition Corp."), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Rykoff-Sexton, Inc., a Delaware corporation ("Rykoff"), pursuant to which Rykoff will be merged with and into Acquisition Corp. (the "Merger"). As a result of the Merger, each outstanding share of Rykoff's common stock, par value $.10 per share ("Rykoff Common Stock"), will be converted into the right to receive 0.84 shares of common stock of the Company, par value $.01 per share ("Company Common Stock"). The Merger is conditioned upon, among other things, approval by stockholders of each of the Company and Rykoff, regulatory approvals (including the expiration or termination of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), and certain other customary conditions. The Merger is expected to be completed before the end of 1997. The Merger Agreement is attached as Exhibit 2.1 hereto and is hereby in-corporated herein by reference.

                   On June 30, 1997, the Company and Rykoff issued a press release relating to the Merger Agreement and the related transactions. A copy of the press release is attached as Ex-hibit 99.4 hereto and is hereby incorporated herein by refer-ence.

                   As a condition to entering into the Merger Agreement, on June 30, 1997, the Company and Rykoff entered into a Stock Option Agreement (the "Rykoff Stock Option Agreement") between Rykoff, as issuer, and the Company, as grantee, pursuant to which Rykoff granted to the Company the right, upon the terms and subject to the conditions set forth therein, to purchase up to 19.9% of the outstanding shares of Rykoff Common Stock at a price of $25.305 per share. The Rykoff Stock Option Agreement is attached as Exhibit 99.1 hereto, and is hereby incorporated herein by reference. Also as a condition to entering into the Merger Agreement, the Company and Rykoff entered into a Stock Option Agreement (the "Company Stock Option Agreement") by and between the Company, as issuer, and Rykoff, as grantee, pursuant to which the Company granted to Rykoff the right, upon the terms and subject to the conditions set forth therein, to purchase up to 19.9% of the outstanding shares of Company Common Stock at a price of $30.125 per share. The Company Stock Option Agreement is attached as Exhibit 99.2 hereto, and is hereby incorporated herein by reference.







                   Certain stockholders of Rykoff holding in the ag-gregate approximately 36.4% of the outstanding shares of Rykoff Common Stock on the date of the Merger Agreement have entered into a support agreement (the "Support Agreement") with the Company, pursuant to which, among other things, such stock-holders have agreed to vote their shares of Rykoff Common Stock in favor of the approval and adoption of the Merger Agreement. The Support Agreement is attached as Exhibit 99.3 hereto and is hereby incorporated herein by reference.

                   In connection with entering into the Merger Agreement and the other agreements related to the proposed Merger as de-scribed herein, the Company has amended its shareholder rights plan. Amendment No. 3 to the Rights Agreement, dated as of February 19, 1996, and amended as of May 17, 1996 and September 26, 1996, between the Company and The Bank of New York, as rights agent, is attached as Exhibit 4.1 hereto and is hereby incorporated herein by reference.


         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                   The following exhibits are filed as part of this report:


         2.1 Agreement and Plan of Merger, dated as of June 30, 1997, by and among the Registrant, Rykoff-Sexton, Inc. and Hudson Acquisition Corp.

         4.1 Amendment No. 3 to Rights Agreement, dated as of Feb-ruary 19, 1996, and amended as of May 17, 1996 and September 26, 1996, between the Registrant and The Bank of New York, as rights agent.

         99.1 Stock Option Agreement, dated as of June 30, 1997, by and between Rykoff-Sexton, Inc., as issuer, and the Registrant, as grantee.

         99.2 Stock Option Agreement, dated as of June 30, 1997, by and between the Registrant, as issuer, and Rykoff-Sexton, Inc., as grantee.

         99.3 Support Agreement, dated as of June 30, 1997, by and between the Registrant, on the one hand, and those stockholders of Rykoff set forth on the signature pages thereto, and acknowledged by Rykoff.

         99.4      Press release, dated June 30, 1997.


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                                    SIGNATURE



                   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here-unto duly authorized.


         Dated:  June 30, 1997

                                      JP FOODSERVICE, INC.



                                      By   /s/ David M. Abramson
                                        Name:  David M. Abramson
                                        Title: Senior Vice President
                                               and General Counsel
































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                                 EXHIBIT INDEX

         Exhibit
         Number                   Description

         2.1 Agreement and Plan of Merger, dated as of June 30, 1997, by and among the Regis-trant, Rykoff-Sexton, Inc. and Hudson Acquisition Corp.

         4.1 Amendment No. 3 to Rights Agreement, dat-ed as of February 19, 1996, and amended as of May 17, 1996 and September 26, 1996, between the Registrant and The Bank of New York, as rights agent.

         99.1                Stock Option Agreement, dated as of June
                             30, 1997, by and between Rykoff-Sexton, Inc., as issuer, and the Registrant, as grantee.

         99.2 Stock Option Agreement, dated as of June 30, 1997, by and between the Registrant, as issuer, and Rykoff-Sexton, Inc., as grantee.

         99.3 Support Agreement, dated as of June 30, 1997, by and between the Registrant, on the one hand, and the stockholders of Rykoff set forth on the signature pages thereto, and acknowledged by Rykoff.

         99.4                Press release, dated June 30, 1997.



















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